Exhibit 10.1

FOURTH MODIFICATION AGREEMENT

This FOURTH MODIFICATION AGREEMENT (the “Modification Agreement”) is made effective as of February 25, 2010, by and among FRANKLIN COVEY CO., a Utah corporation (“Borrower”), whose address is 2200 West Parkway Blvd., Salt Lake City, Utah 84119, each undersigned Guarantor, and JPMORGAN CHASE BANK, N.A., a national banking association (“Lender”), whose address is 201 South Main Street, Suite 300, Salt Lake City, Utah 84111.

RECITALS:

A. Lender has previously extended to Borrower a revolving line of credit loan (the “Loan”) in the maximum principal amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), as reduced from time to time, pursuant to a Revolving Line of Credit Agreement dated as of March 14, 2007 (as amended and modified from time to time, the “Loan Agreement”), and evidenced by a Secured Promissory Note dated March 14, 2007 (as amended and modified from time to time, the “Note”).  As of the date hereof, the maximum principal amount of the Loan is THIRTEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($13,500,000.00).  Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan Agreement and Note.

B. Repayment of the Loan is guaranteed pursuant to the terms of a Repayment Guaranty dated as of March 14, 2007 (as amended and modified from time to time, the “Guaranty”), executed by FRANKLIN DEVELOPMENT CORPORATION, a Utah corporation, FRANKLIN COVEY TRAVEL, INC., a Utah corporation, and FRANKLIN COVEY CLIENT SALES, INC., a Utah corporation (individually and collectively, as the context requires, and jointly and severally, “Guarantor”), in favor of Lender.

C. The Loan is secured by, among other things, (i) a Security Agreement dated as of March 14, 2007 (as amended and modified from time to time, the “Security Agreement”), executed by Borrower and Guarantor, as “debtor,” in favor of JPMORGAN CHASE BANK, N.A., a national banking association, not in its individual capacity, but solely as collateral agent (in such capacity, the “Collateral Agent”) for Lender; (ii) a Pledge and Security Agreement dated as of March 14, 2007 (as amended and modified from time to time, the “Pledge and Security Agreement”), executed by Borrower, as “pledgor,” in favor of Collateral Agent; and (iii) an Account Control Agreement dated as of March 14, 2007 (as amended and modified from time to time, the “Account Control Agreement”), executed by Borrower and Guarantor, as “debtor,” Collateral Agent, as “creditor,” and Zions First National Bank, a national banking association, as “bank” (collectively, the “Security Documents”).

D. The Loan Agreement, Note, Guaranty, Security Documents and all other agreements, documents, and instruments governing, evidencing, securing, guaranteeing or otherwise relating to the Loan, as modified in this Modification Agreement, are sometimes referred to individually and collectively as the “Loan Documents.”

E. The incurrence of a 100 million yen loan in December 2009 by Franklin Covey Japan, a Subsidiary of Borrower and one of the Consolidated Entities (the “FC Japan Loan”), resulted in an Event of Default under Section 7.1 of the Loan Agreement because the FC Japan Loan, which when obtained equaled approximately $1,100,000, violated the prohibition against the incurrence of additional Indebtedness by the Consolidated Entities in excess of $1,000,000 in any individual case (generally, the “FC Japan Loan Default”).  Borrower has informed Lender that the outstanding balance of the FC Japan Loan (expressed in U.S. Dollars) as of the date hereof is less than $1,000,000.

F. Subject to the terms and conditions contained herein, Borrower and Lender now desire to modify the Loan Documents to: (i) extend the maturity date of the Loan from March 14, 2010 to March 14, 2011; (ii) modify the schedule pursuant to which the Loan Amount will be reduced; (iii) modify the method by which the interest rate applicable under the Loan Documents will be calculated; (iv) modify the funded debt to EBITDAR ratio, the fixed charge coverage ratio, and the net worth covenant as set forth herein; (v)

modify the definition of “Obligations” and “Chase Obligations” under the Loan Agreement and the Security Agreement, respectively; (vi) make such other modifications as are set forth herein; and (vii) waive the FC Japan Loan Default.

AGREEMENT:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender agree as follows:

1. ACCURACY OF RECITALS.  Each of Borrower and each Guarantor acknowledges the accuracy of the Recitals which are incorporated herein by reference.

2. MODIFICATION OF LOAN DOCUMENTS.  The Loan Documents are modified as follows:

(a) Loan Amount Reductions.

(1) Loan Agreement.  The definition of “Loan Amount” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Loan Amount” means, effective as of November 30, 2009, the amount of up to THIRTEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($13,500,000.00), plus any sum in addition thereto advanced by Lender in its sole and absolute discretion in accordance with the Loan Documents, to be disbursed pursuant to the terms and conditions of this Agreement; provided, however, that such amount shall be reduced effective as of December 31, 2010 to the amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00).

(2) Note.  The reference in Section 1 of the Note to “TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00)” has previously been amended so that, effective as of November 30, 2009, such amount is THIRTEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($13,500,000.00).  Section 1 of the Note is hereby further amended to provide that the amount of such reference shall be reduced effective as of December 31, 2010 to TEN MILLION AND NO/100 DOLLARS ($10,000,000.00).

(b) Maturity Date Extension.

(1) Loan Agreement.  The definition of “Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means March 14, 2011.

(2) Note.  The definition of “Maturity Date” set forth in Section 2 of the Note is hereby amended and restated in its entirety to read as follows:

“Maturity Date” has the meaning given to such term in the Loan Agreement.

(c) Interest Rate Calculations.

(1) Amended Definition of Interest Rate.  The definition of “Interest Rate” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Interest Rate” means a variable rate equal to the LIBO Rate in effect from time to time plus the applicable Interest Rate Margin in effect from time to time.

(2) New Definition of Interest Rate Margin.  Section 1.1 of the Loan Agreement is hereby amended by adding the following new definition of “Interest Rate Margin”:

“Interest Rate Margin” means a per annum margin expressed in basis points calculated in accordance with the following table:

Pricing Level	Funded Debt to EBITDAR Ratio		Fixed Charge Coverage Ratio	Interest Rate Margin
1	Greater than or equal to 2.50 to 1.00	OR	Less than 2.00 to 1.00	350 bps
2	Less than 2.50 to 1.00	AND	Greater than or equal to 2.00 to 1.00	260 bps

(d) Financial Covenants.

(1) Funded Debt to EBITDAR Ratio.  Section 6.8(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) Funded Debt to EBITDAR Ratio.  Permit its ratio of (A) total liabilities, plus the net present value of payments under operating leases at a discount rate of seven percent (7%), but excluding (1) accounts arising from the purchase of goods and services in the ordinary course of business, (2) accrued expenses or losses, and (3) deferred revenues or gains, to (B) net income, plus amortization expense, depreciation expense, interest expense, income tax expense, and rents and operating lease payments, less extraordinary gains and losses (collectively, “EBITDAR”), for the twelve (12) month period then ending, to be greater than (x) 3.75 to 1.00 as of the end of the fiscal quarter of Borrower ending on February 28, 2010, (y) 3.50 to 1.00 as of the end of the fiscal quarter of Borrower ending on May 29, 2010, and (z) 3.00 to 1.00 as of the end of the fiscal quarter of Borrower ending on August 31, 2010 and each fiscal quarter thereafter.

Notwithstanding the foregoing, clause (B) of the definition of EBITDAR shall be revised as follows for the specified periods to permit Borrower to add the following amounts to the calculation of EBITDAR (in each case to the extent actually incurred): (i) for the twelve (12) month period ending on February 28, 2010, up to $3,569,000 of non-recurring impairment costs related to the sale of Borrower’s Consumer Solutions Business Unit and up to $6,325,000 of non-recurring restructuring, severance and other costs; and (ii) for the twelve (12) month period ending on May 29, 2010, up to $3,569,000 of non-recurring impairment costs related to the sale of Borrower’s Consumer Solutions Business Unit and up to $4,045,000 non-recurring restructuring, severance and other costs.

(2) Fixed Charge Coverage Ratio.  Section 6.8(b) of the Loan Agreement is hereby amended to provide that the fixed charge coverage ratio described therein shall not be less than 1.50 to 1.00 as of the end of the fiscal quarter of Borrower ending on February 28, 2010 and each fiscal quarter thereafter.

(3) Minimum Net Worth Covenant.  Section 6.8(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(d) Minimum Net Worth.  Permit its Net Worth to be less than SIXTY-SEVEN MILLION AND NO/100 DOLLARS ($67,000,000.00).  As used in this Section 6.8(d), the term “Net Worth” means the Consolidated Entities’ total assets less total liabilities, in each case as determined in accordance with GAAP.

(e) Secured Obligations.

(1) Loan Agreement.  The definition of “Obligations” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Obligations” means all obligations, indebtedness and liabilities of Borrower, whether individual, joint and several, absolute or contingent, direct or indirect, liquidated or unliquidated, now or hereafter existing, in favor of Lender, including without limitation, all liabilities, all interest, costs and fees arising under or from the Loan Documents or any other note, open account, overdraft, letter of credit application, endorsement, surety agreement, guaranty, credit card, lease, Rate Management Transaction, acceptance, foreign exchange contract or depository service contract, whether payable to Lender or to a third party and subsequently acquired by Lender, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing.  “Rate Management Transaction” means any transaction (including an agreement with respect thereto) evidenced by a Swap Agreement or that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures. Borrower and Lender specifically contemplate that the Obligations include indebtedness or other obligations hereafter incurred by Borrower to Lender.

(2) Security Agreement.  The definition of “Chase Obligations” set forth in Section 2 of the Note is hereby amended and restated in its entirety to read as follows:

“Chase Obligations” means all obligations, indebtedness and liabilities of Borrower or Guarantor, whether individual, joint and several, absolute or contingent, direct or indirect, liquidated or unliquidated, now or hereafter existing, in favor of Lender, including without limitation, all liabilities, all interest, costs and fees arising under or from the Loan Documents or any other note, open account, overdraft, letter of credit application, endorsement, surety agreement, guaranty, credit card, lease, Rate Management Transaction, acceptance, foreign exchange contract or depository service contract, whether payable to Lender or to a third party and subsequently acquired by Lender, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing.  “Rate Management Transaction” means any transaction (including an agreement with respect thereto) evidenced by a Swap Agreement or that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures. Each of Borrower, Guarantor and Lender specifically contemplate that the Chase Obligations include indebtedness or other obligations hereafter incurred by Borrower or any Guarantor to Lender.

(f) Conforming Modifications.  Each of the Loan Documents is modified to be consistent herewith and to provide that it shall be a default or an Event of Default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantor(s) is materially incomplete, incorrect, or misleading as of the date hereof.  In order to further effect certain of the foregoing modifications, Borrower and Guarantor agree to execute and deliver such other documents or instruments as Lender reasonably determines are necessary or desirable.

(g) References.  Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein or as modified on or about the date hereof.

(h) Allonge to Note.  An original of this Modification Agreement may be attached to the original Note as an allonge and made a part of the Note, provided, however, that failure to attach an original of this Modification Agreement as an allonge to the Note shall not impact the effectiveness of this Modification Agreement and this Modification Agreement shall nonetheless be valid, binding and enforceable.

3. WAIVER OF FC JAPAN LOAN DEFAULT.  Lender hereby waives the FC Japan Loan Default.  Notwithstanding the foregoing waiver, strict compliance with the underlying covenant which was breached shall be required at all times hereafter.  Borrower represents and warrants to Lender that the outstanding balance of the FC Japan Loan (expressed in U.S. Dollars) as of the date hereof is less than $1,000,000.

4. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.  The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein.  Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.  The waivers set forth herein, if any, shall be limited precisely as written and shall not be deemed, except as expressly set forth herein, (i) to be a consent to any modification or waiver of any other terms or conditions of any of the Loan Documents; (ii) to prejudice any right, remedy, power or privilege which Lender now has or may have in the future under or in connection with the Loan Documents; or (iii) to be construed as a commitment on the part of Lender to waive any subsequent violation of the same or any other term or condition set forth in the Loan Documents.

5. FEES AND EXPENSES.

(a) Fees and Expenses.  In consideration of Lender’s agreement to amend the Loan Documents as set forth herein, and in addition to any other fees or amounts payable by Borrower hereunder, Borrower has agreed to pay to Lender (i) all legal fees and expenses incurred by Lender in connection herewith; and (ii) all other costs and expenses incurred by Lender in connection with executing this Modification Agreement and otherwise modifying the Loan Documents.  Borrower acknowledges and agrees that such fees are fully earned and nonrefundable as of the date this Modification Agreement is executed and delivered by the parties hereto.

(b) Method of Payment.  Such fees shall be paid by Borrower to Lender on the date hereof or at such later date as such fees, costs and expenses are incurred by Lender.  Borrower and Lender agree and acknowledge that the foregoing shall not relieve Borrower of its obligation to make future monthly payments of interest and other amounts as required under the terms of the Loan.

6. BORROWER REPRESENTATIONS AND WARRANTIES.  Each of Borrower and Guarantor represents and warrants to Lender:  (a) No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing; (b) There has been no material adverse change in the financial condition of Borrower or Guarantor or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender; (c) Each and all representations and warranties of Borrower and Guarantor in the Loan Documents are accurate on the date hereof; (d) Neither Borrower nor Guarantor has any claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein; (e) The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with their terms; (f) Each of Borrower and each Guarantor is validly existing under the laws of the State of its formation or organization, has not changed its legal name as set forth above, and has the requisite power and authority to execute and deliver this Modification Agreement and to perform the Loan Documents as modified herein; (g) The execution and delivery of this Modification Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower and Guarantor; and (h) This Modification Agreement has been duly executed and delivered on behalf of Borrower and Guarantor.

7. BORROWER AND GUARANTOR COVENANTS.  Each of Borrower and Guarantor covenants with Lender:

(a) Each of Borrower and Guarantor shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Modification Agreement.

(b) Each of Borrower and Guarantor fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that either Borrower or Guarantor has or in the future may have, whether known or unknown, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Modification Agreement.

(c) Contemporaneously with the execution and delivery of this Modification Agreement, Borrower has paid to Lender all of the internal and external costs and expenses incurred by Lender in connection with this Modification Agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

(d) On or prior to the execution and delivery of this Modification Agreement, each of Borrower and Guarantor shall have executed and delivered, or caused to be executed and delivered, to Lender, each in form and substance satisfactory to Lender, such other documents, instruments, resolutions, subordinations, and other agreements as Lender may require in its sole discretion.

8. EXECUTION AND DELIVERY OF AGREEMENT BY LENDER.  Lender shall not be bound by this Modification Agreement until (a) Lender has executed and delivered this Modification Agreement to Borrower and Guarantor, (b) each of Borrower and Guarantor has performed all of the obligations of Borrower and Guarantor under this Modification Agreement to be performed contemporaneously with the execution and delivery of this Modification Agreement, if any, and (c) Borrower has paid all fees and costs required under Section 5 hereof.

9. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.  The Loan Documents as modified herein contain the complete understanding and agreement of Borrower, Guarantor and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.  No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

10. BINDING EFFECT.  The Loan Documents, as modified herein, shall be binding upon and shall inure to the benefit of Borrower, Guarantor and Lender and their successors and assigns; provided, however, neither Borrower nor Guarantor may assign any of its rights or delegate any of its obligations under the Loan Documents and any purported assignment or delegation shall be void.

11. CHOICE OF LAW. THIS MODIFICATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SALT LAKE, STATE OF UTAH OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.  EACH OF THE PARTIES WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

12. COUNTERPART EXECUTION.  This Modification Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.  Signature pages may be detached from the counterparts and attached to a single copy of this Modification Agreement to physically form one document. Receipt by the Lender of an executed copy of this Modification Agreement by facsimile shall constitute conclusive evidence of execution and delivery of the Modification by the signatory thereto.

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DATED as of the date first above stated.

FRANKLIN COVEY CO. a Utah corporation
By:	/s/ Stephen D. Young
Name:	Stephen D. Young
Title:	Chief Financial Officer
“Borrower”
FRANKLIN DEVELOPMENT CORPORATION a Utah corporation
By:	/s/ Stephen D. Young
Name:	Stephen D. Young
Title:	Vice President
FRANKLIN COVEY TRAVEL, INC. a Utah corporation
By:	/s/ Stephen D. Young
Name:	Stephen D. Young
Title:	Vice President
FRANKLIN COVEY CLIENT SALES, INC. a Utah corporation
By:	/s/ Stephen D. Young
Name:	Stephen D. Young
Title:	Vice President
“Guarantor”

JPMORGAN CHASE BANK, N.A. a national banking association
By:	/s/ Tony C. Nielsen
Name:	Tony C. Nielsen
Title:	Senior Vice President
“Lender”